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SCHEDULE C - MARKET COMPARISON APPROACH

BIOTECHNICA INTERNATIONAL, INC.
AND COMPARATIVE PUBLICLY TRADED COMPANIES

ASV     AG Services of America      NY
ABTX    AgriBioTech                 NNM
ANDE    The Andersons               NNM
EECN    Ecogen                      NNM
MYCO    Mycogen                     NNM
PHB     Pioneer Hi Bred             NY
SMG     The Scotts Company          NY


                                                                                 ------BioTechnica International, Inc.-----
                                                                               Market Comparison Approach    Selected Value
                                                                                Selected            Implied      Based on
                            ASV     ABTX   ANDE    EECN   MYCO   PHB    SMG    Multiples            Values     All Approaches

Fully Diluted EPS Cont. Ops.*
          1997            $0.96   ($0.17) $0.50  ($1.23) ($1.22) $0.98  $1.35      ($0.04)
          1996            $0.84   ($0.45) $0.76  ($0.40) ($1.81) $0.89 ($0.65)     ($0.02)
          1995            $0.73   ($0.26) $0.74  ($4.34) ($0.83) $0.72  $0.99      ($0.03)
          1994            $0.60           $1.10  ($1.24) ($1.81) $0.80  $1.27      ($0.02)
          1993            $0.52           $0.83  ($3.39) ($1.69) $0.51  $1.07      ($0.01)

Fiscal Year Ended
                       2/28/98 6/30/97 12/31/97 10/31/97 8/31/97 8/31/97 9/30/97   6/30/98

Wtd. Avg. EPS  Cont. Ops. $0.80      n/a  $0.72   $0.00   $0.00  $0.85  $0.89       $0.00

Last Twelve Months Ended
                       5/31/98 3/31/98  6/30/98 7/31/98 5/31/98 5/31/98   7/4/98   6/30/98
LTM EPS Cont. Ops.      $1.05    $0.29    $1.18  ($0.73) ($2.12)  $1.09    $1.60     ($0.04)
Forecasted Next Yr EPS  $1.08    $0.33    $1.13  ($0.40)  $0.07   $1.31    $1.92     ($0.02)
Book Value Per Share    $8.91    $4.44    $9.71   $0.60   $5.61   $5.79   $13.52      $0.00
LTM Sales Per Share    $35.21    $5.08  $133.94   $0.97   $6.27   $7.27   $35.60      $0.21
LTM EBITDA Per Share    $2.86    $0.21    $4.15  ($0.48) ($1.58)  $2.01    $4.92     ($0.01)
Invested Cap 9/21/98   $38.57   $14.49   $21.48   $1.71  $30.14  $31.76   $55.68

Inv. Capital as a Multiple of:

   LTM Sales Per Sh     1.10      2.85     0.16    1.77    4.81    4.37     1.56       1.60        $0.33
   LTM EBITDA Per Sh   13.50     70.33     5.18     nmf     nmf   15.80    11.32        nmf          nmf

Stock Price (9/21/98)  13.88    $12.75   $11.00   $1.25  $27.81  $31.44   $28.50                             $0.05

Stock Price as a Multiple of:

   LTM EPS             13.21     43.97     9.32     nmf     nmf   28.75    17.81        nmf          nmf       nmf
   Wtd Avg EPS Cont O  17.24       n/a    15.29     nmf     nmf   36.96    32.07        nmf          nmf       nmf
   Forec Next Yr EP    12.85     38.64     9.73     nmf  397.32   24.00    14.84        nmf          nmf       nmf
   Book Value Per Sh    1.56      2.87     1.13    2.07    4.95    5.43     2.11        nmf          nmf       nmf
   LTM Sales Per Share  0.39      2.51     0.08    1.29    4.44    4.33     0.80       0.21        $0.04      0.24
   LTM EBITDA Per Shar  4.86     61.87     2.65     nmf     nmf   15.64     5.80        nmf          nmf       nmf



                              SUMMARY:  STOCK PRICE AS A MULTIPLE OF:       Average      Median
                                     LTM EPS Cont. Ops.                         19.93       17.81 x
                                     Wtd. Avg. EPS Cont. Ops.                   24.66       24.66 x
                                     Forecasted Next Year EPS                   22.58       19.42 x
                                     Book Value Per Share                        2.71        2.11 x
                                     LTM Sales Per Share                         1.86        1.29 x
                                     LTM EBITDA Per Share                        8.76        5.80 x

                              INVESTED CAPITAL AS A MULTIPLE OF:
                                     LTM Sales Per Share                         2.33        1.77 x
                                     LTM EBITDA Per Share                       13.54       13.50 x

                                                (Note:  Average excludes highs and lows)


* A loss year results in $0 value being assigned.

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